EXHIBIT NO. 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We have issued our report dated February 10, 1998 accompanying the consolidated financial statements and schedule included in the Annual Report of Unitil Corporation and subsidiaries on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Unitil Corporation on Form S-8, relating to the Unitil Corporation 1998 Stock Option Plan.


                                                        /s/ Grant Thornton LLP
							Grant Thornton LLP

Boston, Massachusetts
March 4, 1999